SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                     ----------------------------------

                                   FORM 8-K
                                CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): May 19, 2003


        Carnival Corporation                          Carnival plc
        --------------------                          ------------
      (Exact name of registrant                 (Exact name of registrant
      as specified in its charter)              as specified in its charter)

         Republic of Panama                         England and Wales
     ---------------------------              ----------------------------
      (State or other jurisdiction             (State or other jurisdiction
            of incorporation)                        of incorporation)

               1-9610                                    1-15136
     --------------------------               ---------------------------
      (Commission File Number)                  (Commission File Number)

            59-1562976                                   None
     ---------------------------              ----------------------------
          (I.R.S. Employer                         (I.R.S. Employer
           Identification No.)                      Identification No.)

       3655 N.W. 87th Avenue                      11-12 Charles II Street
       Miami, Florida 33178-2428                 London, SW1Y 4QU, England
    -------------------------------           ------------------------------
   (Address of principal executive           (Address of principal executive
             offices)                                 offices)
            (zip code)                               (zip code)

          (305) 599-2600                          011 44 20 7805 1200
    --------------------------------        --------------------------------
   (Registrant's telephone number,         (Registrant's telephone number,
           including area code)                    including area code)

               None                                      None
    -------------------------------          -------------------------------

   (Former name and former address,        (Former name and former address,
    if changed since last report)            if changed since last report)
















Item 5. Other Events and Regulation FD Disclosure.

     Attached hereto as Exhibit 99.1 are Carnival plc's (formerly known as P&O Princess Cruises plc) unaudited summarized consolidated financial statements as of and for the three months ended March 31, 2003 prepared in accordance with generally accepted accounting principles in the United Kingdom and using Carnival plc's historical accounting policies, together with management's commentary on the 2003 first quarter results. As a technical requirement, we are filing these financial statements in order to comply with Carnival plc's U.S. public debt reporting requirements. These financial statements are not required to be presented in accordance with the U.S. Securities and Exchange Commission ("SEC") rules and regulations and are not intended to fully comply with the SEC rules and regulations applicable to the quarterly financial statements required to be filed by Carnival Corporation. These Carnival plc quarterly financial statements are for a period prior to Carnival plc's completion of its dual listed company ("DLC") transaction with Carnival Corporation, which was completed on April 17, 2003. Accordingly these results are not necessarily indicative of the future consolidated results of Carnival Corporation & plc for the periods ending after the completion of the DLC transaction.


Item 7. Financial Statements, Proforma Financial Information and Exhibits.

     Carnival plc's unaudited summarized consolidated financial statements as of and for the three months ended March 31, 2003, together with management's commentary on the 2003 first quarter results, are included in
Exhibit 99.1 and are hereby incorporated by reference.







                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION                    CARNIVAL PLC

By: /s/Gerald R. Cahill                 By: /s/Gerald R. Cahill
Name:  Gerald R. Cahill                 Name:  Gerald R. Cahill
Title: Senior Vice President-Finance    Title: Senior Vice President-Finance
       and Chief Financial and                 and Chief Financial and
       Accounting Officer                      Accounting Officer


Date: May 19, 2003                      Date: May 19, 2003



                                Exhibit List

Exhibit           Description
-------           -----------
99.1              Carnival plc's unaudited summarized consolidated financial statements as of and for the three months ended March 31, 2003, together with management's commentary on the 2003 first quarter results.


                                                            EXHIBIT 99.1


                 SUMMARIZED GROUP PROFIT AND LOSS ACCOUNT

                                           Three Months Ended March 31,
                                            2003                   2002
                                          (UK GAAP)             (UK GAAP)
                                         (Unaudited)           (Unaudited)


US$ million
Turnover (gross revenue)                      639.0                512.1

Direct operating costs                       (443.9)              (343.7)
Selling and administrative expenses          (103.4)               (86.5)
Depreciation and amortization                 (51.5)               (39.8)
                                             (598.8)              (470.0)

Group operating profit                         40.2                 42.1
Share of operating results of joint ventures   (0.2)                 0.1
Total operating profit                         40.0                 42.2

Profit on sale of assets                        -                    1.0

Profit before interest                         40.0                 43.2
Net interest and similar items                (22.3)               (16.1)

Profit before taxation                         17.7                 27.1
Taxation                                       (0.4)                (1.4)
Profit for the period                          17.3                 25.7

Basic earnings per share *                    $0.025                $0.037
Diluted earnings per share *                  $0.025                $0.037
Basic earnings per ADS*                       $0.10                 $0.15
Diluted earnings per ADS*                     $0.10                 $0.15
Dividend per share*                           $0.03                 $0.03
Dividend per ADS*                             $0.12                 $0.12
Weighted average number of shares
  in issue (in millions) - Basic*             693.0                 691.5
Weighted average number of shares
  in issue (in millions) - Diluted*           695.4                 695.1


*Stated prior to share and ADS consolidations (which took place on completion of the dual listed company ("DLC") transaction with Carnival Corporation, which was completed on April 17, 2003)


                                            Three Months Ended March 31,
                                               2003               2002
Operating statistics
Passenger cruise days (thousands)
North America                                  1,727              1,709
Europe and Australia                           1,185                790

Total                                          2,912              2,499


Occupancy
North America                                  101.0 %            100.5%
Europe and Australia                            87.7 %             95.1%

Total                                           95.6 %             98.8%









Passenger cruise days ("pcds") represent the number of passengers who could be carried on board (defined by lower berth capacity) multiplied by the available cruise days. Cruises that begin in one accounting period and end in another have their pcds apportioned accordingly; the financial results are treated similarly. Figures include all ocean going vessels and riverboats operated by Carnival plc and its subsidiaries.

Occupancy is calculated by dividing the achieved passenger cruise days by the offered passenger cruise days. Since the former includes upper berths whereas the latter includes only lower berths, the occupancy can exceed 100%.


Commentary on first quarter results

     Passenger cruise days in the first quarter of 2003 were 16.5% higher than in the first quarter of 2002. In North America, Princess' passenger cruise days increased by 1.1% with the introduction of Coral Princess and Tahitian Princess offsetting the effects of transferring Crown Princess to A'ROSA in the second quarter of last year and Ocean Princess to P&O Cruises during the fourth quarter. For Europe and Australia, passenger cruise days increased by 50%, with growth in each of Germany, the UK and Australia. In Germany, AIDAvita and A'ROSA Blu (formerly Crown Princess) sailed throughout the first quarter, having been introduced during last year. In the UK, the P&O Cruises brand grew with the replacement of Victoria with the larger Oceana (formerly Ocean Princess) during the fourth quarter of 2002. In Australia, the new premium product on Pacific Princess operated for its first full quarter. For the fleet as a whole, occupancy for the quarter was 95.6%, against 98.8% in the first quarter of 2002, reflecting significantly lower occupancy levels in Germany.

     Gross revenues for the quarter increased by 24.8% to $639 million, reflecting the increase in passenger cruise days, higher overall gross revenues per passenger cruise day and favorable exchange rate movements. Princess' gross revenues per passenger cruise day recovered well from the first quarter of 2002 when they were impacted by the aftermath of the events of September 11, 2001.

     Direct operating costs increased by 29.2%, reflecting the increase in capacity, exchange rate movements, and higher fuel costs. Included within selling and administrative expenses is $6.2 million of costs related to the DLC transaction with Carnival Corporation. Excluding these transaction costs, selling and administrative expenses increased by 12.4%, reflecting the increase in capacity and exchange rate movements, offset by economies of scale, which reduced unit costs.

     Operating profit for the first quarter, before transaction costs, was $46.2 million, compared with $42.2 million in the first quarter of 2002, an increase of 9.5%. Net interest costs were $22.3 million, up from $16.1 million, due to the higher borrowings after the deliveries of Coral Princess at the start of the quarter and of AIDAvita during the second quarter of 2002.

     Profit before tax and transaction costs was $23.9 million, compared with $27.1 million in the first quarter of 2002, a decrease of 11.8%. The tax charge was $0.4 million. After deducting tax and transaction costs, the profit recorded for the quarter was $17.3 million.

     Earnings per share/ADS for the quarter were $0.025/$0.10, down from $0.037/$0.15, a reduction of 32.4%.

     Excluding the transaction costs which represented $0.009/$0.036 per share/ADS, earnings per share/ADS for the quarter were $0.034/$0.14, down from $0.037/$0.15, a reduction of 8.1%.


Outlook

     As part of the larger Carnival Corporation & plc group, the combined companies are expected to provide a trading update along with the preliminary release of their consolidated results of operations for the three and six months ended May 31, 2003 on or about June 19, 2003. The consolidated results of Carnival Corporation & plc for the three and six months ended May 31, 2003, prepared in accordance with generally accepted accounting principles in the United States, will include six months of Carnival Corporation's results and the results of Carnival plc from April 17, 2003, the date the DLC transaction was completed, to May 31, 2003.





                         SUMMARIZED GROUP BALANCE SHEET


                                          As at               As at
                                     March 31, 2003      December 31, 2002
                                        (UK GAAP)            (UK GAAP)
                                       (Unaudited)           (Audited)

US$ million
Goodwill                                  131.6                127.1
Ships                                   4,928.7              4,472.6
Ships under construction                  476.8                907.4
Properties and other fixed assets         236.0                249.4
Investments                                15.3                 16.3
Stocks                                     87.8                 87.4
Debtors                                   335.4                309.4
                                        6,211.6              6,169.6

Net borrowings                         (2,496.8)            (2,471.9)
Other creditors and provisions           (901.2)              (883.7)
Equity minority interests                  (0.3)                (0.2)

                                        2,813.3              2,813.8


Equity shareholders' funds              2,813.3              2,813.8


Debt/capital ratio                          47%                  47%

Net operating assets                    4,624.3              4,335.3




                        SUMMARIZED GROUP CASH FLOW STATEMENT


                                           Three Months Ended March 31,
                                            2003                   2002
                                          (UK GAAP)             (UK GAAP)
                                         (Unaudited)           (Unaudited)


US$ million
Net cash inflow from operating activities         70.5             170.8
Returns on investments and servicing of finance  (10.3)            (11.9)
Taxation                                           1.0              (9.4)

Capital expenditure and financial investment
Purchase of ships                                (49.7)           (462.0)
Purchase of other fixed assets                    (5.3)             (8.4)
Net cash outflow for capital expenditure
  and financial investment                       (55.0)           (470.4)



Disposal of investments                            -                 2.8
Equity dividends paid                            (20.8)               -
Net cash outflow before financing                (14.6)           (318.1)



Movement in net borrowings:
Net cash outflow before financing                (14.6)           (318.1)
Issue of stock                                     0.7               0.6
Amortization of bond issue costs                  (0.5)             (0.5)
Exchange movements in borrowings                 (10.5)             17.1
Movement in net borrowings                       (24.9)           (300.9)







                  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS


                                    Three Months Ended     Year Ended
                                       March 31, 2003   December 31, 2002
                                         (UK GAAP)         (UK GAAP)
                                        (Unaudited)        (Audited)


US$ million
Profit for the period                           17.3         208.8
Exchange movements                               2.3          44.2

                                                19.6         253.0
Dividends                                      (20.8)        (83.2)
New shares issued                                0.7           3.9
Shares to be issued                              -            10.7

Net (decrease) increase in shareholders'
  funds                                         (0.5)        184.4
Shareholders' funds at beginning of period   2,813.8       2,629.4

Shareholders' funds at end of period         2,813.3       2,813.8
















The figures for the year ended and as at December 31,2002 are extracted from the statutory accounts for that year, which will be delivered to the UK registrar of companies, and on which the auditors gave an unqualified report, without any statement under section 237 (2) or (3) of the Companies Act 1985.